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                                                               Exhibit 23.1





                       INDEPENDENT AUDITORS' CONSENT



The Board of Directors
   BTG, Inc.:

We consent to the inclusion of our report dated March 31, 1998, with respect to the balance sheets of BTG Technology Systems, a business unit of BTG, Inc., as of March 31, 1997 and 1996, and the related statements of operations and cash flows for each of the years in the three-year period ended March 31, 1997, which report appears in the Form 8-K/A of Government Technology Services, Inc. dated April 2, 1998.



                                        /s/ KPMG PEAT MARWICK LLP
                                        -----------------------------
                                        KPMG Peat Marwick LLP



Washington, D.C.
April 2, 1998